EXHIBIT 10.1
February 28, 2023

Ronald J. Bernstein
[address redacted]

RE: Amendment to Non-Executive Chairman & Senior Advisor Agreement dated February 18, 2020 (the “Advisor Agreement”)

Dear Ron:

This will confirm our mutual agreement to amend the above referenced Advisor Agreement as follows:

The second paragraph of Paragraph 2. Services; Term; Renewal; shall be deleted in its entirety and replaced with the following:

“The term of your arrangement will be from April 1, 2020 until March 31, 2023 (the “Term”). Commencing on April 1, 2023, the Term will be automatically extended month to month, unless either party gives the other not less than one (1) month prior written notice of non-renewal.”

Both paragraphs of Paragraph 4. Termination shall be deleted in their entirety and replaced with the following:

“Any party may terminate the Term for any reason by providing one (1) month prior written notice of non-renewal in accordance with Paragraph 2 above. In the event of termination of the Term pursuant to this Paragraph 4, your obligations under Paragraph 5 below will continue.”

Except as amended by the foregoing, all other terms and conditions of the Advisor Agreement remain in full force and effect.

[Signature Page Follows]

EXHIBIT 10.1

To confirm the foregoing terms are acceptable to you, please execute and return a copy of this letter agreement. Electronic or PDF signatures are acceptable.

Very truly yours,

VECTOR GROUP LTD.

By:_/s Marc N. Bell__
Name: Marc N. Bell
Title: Senior Vice President and General Counsel

AGREED AND ACKNOWLEDGED:

_/s/ Ronald J. Bernstein__________
Ronald J. Bernstein

AGREED AND ACKNOWLEDGED:

LIGGETT VECTOR BRANDS LLC

By: _/s/ Nicholas P. Anson____
Name: Nicholas P. Anson
Title: Executive Vice President, Finance & Administration, CFO and Treasurer